Exhibit 10.1

EXECUTION VERSION

ESCROW AGREEMENT

ESCROW AGREEMENT (this “Agreement”), dated as of May 8, 2014, among U.S. Bank National Association, as escrow agent and securities intermediary (in such capacities, the “Escrow Agent”), Credit Suisse AG, doing business through Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent (collectively in such capacities, the “Administrative Agent”) under the Credit Agreement (as defined herein), and Caesars Growth Properties Holdings, LLC, a Delaware limited liability company (the “Borrower”). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

R E C I T A L S

WHEREAS, this Agreement is being entered into in connection with the First Lien Credit Agreement dated as of May 8, 2014 (the “Credit Agreement”) among Caesars Growth Properties Parent, LLC, the Borrower, the Administrative Agent and the other parties thereto from time to time (for the avoidance of doubt, U.S. Bank National Association, whether in its capacity as Escrow Agent or Securities Intermediary, is not a party to the Credit Agreement, shall have no duties or obligations thereunder and shall not be deemed to have knowledge of its terms);

WHEREAS, pursuant to the terms of the Credit Agreement, the Borrower has requested the Lenders to extend credit in the form of Term B Loans on the date hereof, in an aggregate principal amount of $1,175.0 million;

WHEREAS, concurrently with the Borrowing of the Term B Loans on the Closing Date, the Administrative Agent, at the direction of the Borrower, will deposit with the Escrow Agent, as hereinafter provided, the proceeds of the Term B Loans, net of the Term Closing Fee and the Ticking Fee (which, for the avoidance of doubt, shall equal $1,167,697,048.61), which together with the Additional Amount deposited directly by or on behalf of the Borrower (in each case, in the form of immediately available funds, Treasury Securities or Cash Equivalents or, in the case of Additional Amounts, Letters of Credit (valued at the face amount thereof)) shall equal an amount sufficient to pay when due the Escrow Prepayment Amount, assuming prepayment of the Term B Loans occurs on the Escrow Prepayment Date;

WHEREAS, such funds will be used (i) (A) upon satisfaction of the conditions set forth in Section 3(a), by the Borrower for the purposes set forth in Section 3(a) or (B) to fund the Escrow Prepayment Amount and (ii) to pay all reasonable out-of-pocket expenses incurred by the Co-Lead Arrangers pursuant to the terms of the Credit Agreement (for the avoidance of doubt, U.S. Bank National Association, whether in its capacity as Escrow Agent or Securities Intermediary, is not a party to the Credit Agreement, shall have no duties or obligations thereunder and shall not be deemed to have knowledge of its terms);

WHEREAS, as security for its obligations under the Credit Agreement, the Borrower hereby grants to the Administrative Agent, for the sole and exclusive benefit of the Administrative Agent and the Lenders, a first priority security interest in and lien on the Escrow Account and the Collateral; and

WHEREAS, the parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, funds will be held in and disbursed from the Escrow Account and released from the security interest and lien described above.

A G R E E M E N T

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

“Additional Amount” means an amount of cash, Treasury Securities, Cash Equivalents or Letters of Credit or any combination thereof, which will, with the gross proceeds of the Term B Loans and with the anticipated income thereon, provide cash to the Escrow Agent in an amount sufficient to pay the Escrow Prepayment Amount (which, for the avoidance of doubt, assuming a repayment date of September 8, 2014, shall equal $26,519,097.22).

“Cash Equivalents” means any investment in time deposits, demand deposits, certificates of deposit or money market deposits maturing on or before the Conditions Precedent Date, entitled to U.S. Federal deposit insurance for the full amount thereof or issued by a bank or trust company that is organized under the laws of the United States of America or any state thereof having capital in excess of $500.0 million, so long as such investment is convertible into cash on not more than one Business Day’s notice. The Escrow Agent may purchase from or sell to itself or an Affiliate, as principal or agent, securities herein authorized.

“Collateral” see Section 6(a).

“Conditions Precedent Date” means the earlier of (x) the date on which the Borrower determines in its sole discretion that any of the Escrow Release Conditions cannot be satisfied and (y) August 31, 2014.

“Escrow Account” means the escrow account established pursuant to Section 2.

“Escrow End Date” means “Escrow End Date” as such term is defined in Section 2.11(d) of the Credit Agreement.

“Escrow Funds” see Section 2(a)(i).

“Escrow Prepayment” means the obligation of the Borrower to prepay the Term B Loans pursuant to Section 2.11(d) of the Credit Agreement.

“Escrow Prepayment Amount” means “Escrow Prepayment Amount” as such term is defined in Section 2.11(d) of the Credit Agreement.

“Escrow Prepayment Date” means a date selected by the Borrower that is no later than five (5) Business Days after the Escrow End Date.

“Escrow Release Conditions” means, collectively, the conditions set forth in Section 4.03 of the Credit Agreement.

“Escrowed Property” see Section 2(a)(ii).

“Indemnified Person” see Section 5.

“Letters of Credit” means one or more irrevocable letters of credit issued by an issuing bank for the benefit of the Escrow Agent, which Letters of Credit shall provide that the face amount thereof may be drawn at any time (without further conditions) upon delivery by the Administrative Agent and the Escrow Agent of certification that the Conditions Precedent Date has occurred.

“Prepayment Notice” means a certificate of a Responsible Officer of the Borrower in the form attached hereto as Annex II, certifying as to the matters specified therein.

“Release Date” means the date when all of the conditions precedent to the release of the Escrowed Property described in Section 3(a) hereof are satisfied.

“Release Request” means a certificate of a Responsible Officer of the Borrower requesting release of the Escrow Funds in the form attached hereto as Annex I, certifying as to the matters specified therein.

“Responsible Officer” of any person means any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Secured Obligations” see Section 6(a).

“Term Closing Fees” means “Term Closing Fees” as such term is defined in Section 2.12(e) of the Credit Agreement.

“Treasury Securities” means any of the following that may be convertible into cash on not more than one Business Day’s notice: (i) debt obligations issued or guaranteed by the government of the United States of America or any agency thereof for which the full faith and credit of the United States of America is pledged to secure payment in full at maturity and which are not redeemable at the option of the Borrower prior to maturity, (ii) repurchase agreements with respect to debt obligations referred to in clause (i) above and (iii) money market accounts that invest solely in the debt obligations referred to in clause (i) above and/or repurchase agreements referred to in clause (ii) above.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

2. Escrow Account; Escrow Agent.

(a) Establishment of Escrow Account.

(i) Concurrently with the execution and delivery hereof, (A) the Escrow Agent shall establish an escrow account in the name of the Administrative Agent entitled “Credit Suisse AG, Cayman Islands Branch – Caesars Growth Properties Holdings, LLC Escrow Account” (the “Escrow Account”) at its office located at 60 Livingston Avenue St. Paul, Minnesota 55107, (B) the Administrative Agent at the direction of the Borrower will deposit with the Escrow Agent the proceeds of the Term B Loans, net of the Term Closing Fee and the Ticking Fee and (C) the Borrower (or Caesars Growth Partners, LLC on behalf of the Borrower) shall deposit with the Escrow Agent the Additional Amount (the amounts referred to in clauses (B) through (C) the “Escrow Funds”).

(ii) The Escrow Agent shall accept the Escrow Funds and shall hold such securities, funds and the proceeds thereof in the Escrow Account. All amounts so deposited, and the interest on, and dividends, distributions and other payments or proceeds in respect of, any such deposits, less any amounts released pursuant to the terms of this Agreement, shall constitute the “Escrowed Property.” The Escrow

Agent shall invest any portion of the Escrowed Property that is cash in cash, in Treasury Securities or Cash Equivalents as may be directed by the Borrower in writing from time to time. The Escrow Agent is hereby directed to hold cash in a non-interest bearing transaction account and this authorization is a permanent investment direction until the Escrow Agent is directed in writing of permissible alternate instructions. In selecting any Treasury Securities or Cash Equivalents, the Borrower shall determine that the proceeds thereof at maturity, when added to the balance of the Escrowed Property without the reinvestment thereof or sale prior to maturity, provide funds to the Escrow Agent in an amount at least equal to the Escrow Prepayment Amount on the assumed Escrow Prepayment Date. At any time prior to the Escrow Prepayment Date, the Borrower may substitute any amount of cash included in the Escrowed Property as the Additional Amount by posting Letters of Credit in an equal amount with the Escrow Agent, and the Escrow Agent shall return such amount of cash to the Borrower upon receipt of such Letters of Credit in a face amount equal to the amount being returned. All such property shall be held in the Escrow Account until disbursed in accordance with the terms hereof. The Escrow Account and all property credited thereto, including the Escrowed Property shall be under the control (within the meanings of Sections 8-106 and 9-106 of the UCC) of the Administrative Agent for the benefit of the Administrative Agent and the Lenders.

(iii) The obligation and liability of the Escrow Agent to make the payments and transfers required by this Agreement shall be limited to the Escrowed Property and any other moneys on deposit with it pursuant to this Agreement, including any interest accruing thereon. The Escrow Agent shall not be liable for any loss resulting from any investment made pursuant to this Agreement in compliance with the provisions hereof or from the sale of any Treasury Securities or Cash Equivalents required by the terms hereof or any shortfall in the value of the Escrowed Property that might result therefrom.

(b) Security Interest in Escrow Account and Escrow Funds. On the Closing Date, each of the Administrative Agent and the Escrow Agent shall receive an opinion of counsel with respect to the Borrower, which shall comply with Section 4.02(c) of the Credit Agreement.

(c) Escrow Agent Compensation; Expense Reimbursement.

(i) The Borrower shall pay to Escrow Agent for services to be performed by it under this Agreement in accordance with the Escrow Agent’s fee schedule attached hereto as Exhibit I. The Escrow Agent shall be paid any compensation owed to it directly by the Borrower and shall not disburse from the Escrow Account any such amounts, nor shall the Escrow Agent have any interest in the Escrow Account with respect to such amounts. The provisions of this clause (i) shall survive the termination of this Agreement and survive the resignation or removal of the Escrow Agent.

(ii) The Borrower shall reimburse the Escrow Agent upon request for all reasonable and documented expenses, disbursements and advances incurred or made by the Escrow Agent in implementing any of the provisions of this Agreement, including compensation and the reasonable expenses and disbursements of its counsel. The Escrow Agent shall be paid any such expenses owed to it directly by the Borrower and shall not disburse from the Escrow Account any such amounts, nor shall the Escrow Agent have any interest in the Escrow Account with respect to such amounts. The provisions of this clause (ii) shall survive the termination of this Agreement and survive the resignation or removal of the Escrow Agent.

(d) Substitution of Escrow Agent. The Escrow Agent may resign by giving no less than 30 Business Days’ prior written notice to the Borrower and the Administrative Agent. Such resignation shall take effect upon the later to occur of (i) delivery of all Escrowed Property maintained by the Escrow Agent hereunder and copies of all books, records, plans and other documents in the Escrow Agent’s possession relating to such funds, or this Agreement, and, if applicable, delivery of an amendment to the Letters of Credit acknowledging the new escrow agent (with any necessary assistance for obtaining such an amendment to be provided by the Borrower), in each case to a successor escrow agent mutually approved by the Borrower and the Administrative Agent (which approvals shall not be unreasonably withheld or delayed) and (ii) the Borrower, the Administrative Agent and such successor escrow agent entering into this Agreement or any written successor agreement no less favorable to the interests of the Administrative Agent and the Lenders than this Agreement. The Escrow Agent shall thereupon be discharged of all obligations under this Agreement and shall have no further duties, obligations or responsibilities in connection herewith, except to the limited extent set forth in Section 4. If a successor escrow agent has not been appointed or has not accepted such appointment within 30 Business Days after notice of resignation is given to the Borrower, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent.

3. Release of Escrowed Property.

(a) If at any time on or prior to the Conditions Precedent Date, the Escrow Agent receives a Release Request, no later than 3 p.m. Eastern Time on the Business Day prior to such Release, certifying that, prior to or concurrently with the release of the Escrowed Property to the Borrower (the “Release”), the Escrow Release Conditions have been satisfied, the Escrow Agent will (i) release to the Administrative Agent Escrow Funds in an amount sufficient to pay all fees payable to the Agents, Co-Lead Arrangers or to any Lender on or prior to the Escrow Release Date and all other amounts due and payable pursuant to the Loan Documents or other agreements on or prior to the Escrow Release Date, including reimbursement or payment of all reasonable and documented out-of-pocket expenses (including legal fees and expenses), in each case, required to be reimbursed or paid by the Loan Parties under any Loan Document or other agreement and (ii) release the remainder of the Escrowed Property then held by it to or for the account of the Borrower, in each case in an amount and pursuant to the written direction to the Escrow Agent as set forth in the Release Request.

(b) If the Escrow End Date occurs, the Borrower shall deliver to the Escrow Agent, on such date, a Prepayment Notice, and the Escrow Agent will, on or before the Business Day prior to the Escrow Prepayment Date, release to the Administrative Agent an amount of Escrowed Property in cash equal to the Escrow Prepayment Amount specified in such notice from the Borrower. Concurrently with such release to the Administrative Agent, the Escrow Agent shall release any excess of Escrowed Property over the Escrow Prepayment Amount (as specified in the Prepayment Notice) to the Borrower.

(c) The Administrative Agent agrees to promptly execute and deliver or cause to be executed and delivered any instruments, documents and agreements and to promptly take all additional steps reasonably requested by the Borrower to evidence and/or confirm the release of the Collateral pursuant to the foregoing clause (a) or (b) of this Section 3, including authorizing filing of one or more UCC termination statements in such jurisdictions and filing offices as are reasonably necessary or advisable (as determined by the Borrower) in order to terminate the security interest granted herein. In connection with any release pursuant to this Section 3(c), the Borrower shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements. If the Escrow Agent receives a Prepayment Notice, without having previously received notice under Section 3(a), this Section 3(c) shall be of no further effect and all Escrowed Property then held by the Escrow Agent shall be released in accordance with Section 3(b).

4. Limitation of Escrow Agent’s Liability; Responsibilities of Escrow Agent. The Escrow Agent’s responsibility and liability under this Agreement shall be limited as follows: (i) the Escrow Agent does not represent, warrant or guaranty to the Administrative Agent or the Lenders from time to time the performance of the Borrower; (ii) the Escrow Agent shall have no responsibility to the Borrower or the Administrative Agent or the Lenders from time to time as a consequence of performance or non-performance by the Escrow Agent hereunder, except for any gross negligence or willful misconduct of the Escrow Agent; (iii) the Borrower shall remain solely responsible for all aspects of the Borrower’s business and conduct; and (iv) the Escrow Agent shall not be obligated to supervise, inspect or inform the Borrower or any third party of any matter referred to above. In no event shall the Escrow Agent be liable (i) for relying upon any judicial or administrative order or judgment, upon any opinion of counsel or upon any certification, instruction, notice, or other writing delivered to it by the Borrower or the Administrative Agent in compliance with the provisions of this Agreement, (ii) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document believed by it in good faith to be genuine and to have been signed or presented by the proper person, (iii) for any consequential, punitive or special damages, (iv) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians or (v) for an amount in excess of the value of the Escrow Account, valued as of the date of deposit.

The rights and powers granted to the Escrow Agent hereunder are being granted in order to preserve and protect the Administrative Agent’s security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Escrow Agent in connection therewith other than those imposed under applicable law. The Escrow Agent shall exercise the same degree of care in the custody and preservation of the Collateral in its possession as it exercises toward its own similar property and shall not be held to any higher standard of care under this Agreement, nor be deemed to owe any fiduciary duty to the Borrower, the Administrative Agent, the Lenders or any other party.

At any time the Escrow Agent may request in writing an instruction in writing from the Borrower (other than any disbursement pursuant to Section 6(b)(iii)), and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder; provided, however, that the Escrow Agent shall state in such request that it believes in good faith that such proposed course of action is not contrary to another identified provision of this Agreement. The Escrow Agent shall not be liable to the Borrower for acting without the Borrower’s consent in accordance with such a proposal on or after the date specified therein if (i) the specified date is at least five Business Days after the Borrower receives the Escrow Agent’s request for instructions and its proposed course of action, and (ii) prior to so acting, the Escrow Agent has not received the written instructions requested from the Borrower.

At the expense of the Borrower, the Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice, except for any such action taken or omitted in bad faith.

In the event of any ambiguity in the provisions of this Agreement with respect to any funds, securities or property deposited hereunder, or instruction, notice or certification delivered hereunder, the Escrow Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such funds, securities or property, and the Escrow Agent shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until either any conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing reasonably satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of its acting. The Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary. The costs and expenses (including reasonable attorney’s fees and expenses) incurred in connection with such proceedings shall be paid by, and shall be deemed an obligation of the Borrower.

No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God, terrorism or war, the failure or malfunction of communication or computer systems, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

5. Indemnity. The Borrower shall indemnify, hold harmless and defend the Administrative Agent and the Escrow Agent and their respective directors, officers, agents, employees and controlling persons, (each, an “Indemnified Person”) from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, reasonable legal fees, and claims for damages, arising from the Administrative Agent’s or the Escrow Agent’s performance or non-performance, or in connection with the Escrow Agent’s acceptance of appointment as the Escrow Agent under this Agreement, except to the extent that such liability, expense or claim is solely and directly attributable to the gross negligence or willful misconduct of any such Indemnified Person. The provisions of this Section 5 shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of the Escrow Agent.

6. Grant of Security Interest; Instructions to Escrow Agent.

(a) The Borrower hereby irrevocably grants a first priority security interest in and lien on, and pledges, assigns, transfers and sets over to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, all of its respective right, title and interest in, to the extent applicable, (i) the Escrow Account, the Escrow Funds and all financial assets (as such term is defined in Section 8-102(a) of the UCC) and other property now or hereafter placed or deposited in, or delivered to the Escrow Agent for placement or deposit in, the Escrow Account, including, without limitation, all funds held therein, and all Treasury Securities or Cash Equivalents held by (or otherwise maintained in the name of) the Escrow Agent pursuant to Section 2; (ii) all security entitlements (as such term is defined in Section 8-102(a) of the UCC) from time to time credited to the Escrow Account; (iii) all claims and rights of whatever nature which the Borrower may now have or hereafter acquire against any third party in respect of any of the Collateral described in this Section 6 (including any claims or rights in respect of any security entitlements credited to an account of the Escrow Agent maintained at The Depository Trust Company or any other clearing corporation) or any other securities intermediary (as such terms are defined in Section 8-102(a) of the UCC); (iv) all rights which the Borrower has under this Agreement and all rights it may now have or hereafter acquire against the Escrow Agent in respect of its holding and managing all or any part of the Collateral; and (v) all proceeds (as such term is defined in Section 9-102(a) of the UCC) of any of the foregoing (collectively, the “Collateral”), in order to secure all obligations and indebtedness of the Borrower under the Credit Agreement and any other obligation, now or hereafter arising, of every kind and nature, owed by the Borrower under the Credit Agreement to the Administrative Agent and the Lenders (collectively, the “Secured Obligations”). The Escrow Agent hereby acknowledges the Administrative Agent’s security interest and lien as set forth above. The Borrower shall take all actions and shall direct the Administrative Agent in writing to take all actions necessary on its part to insure the continuance of a perfected first priority security interest in the Collateral in favor of the Administrative Agent in order to secure all Secured Obligations. The Borrower shall not grant or cause or permit any other person to obtain a security interest, encumbrance, lien or other claim, direct or indirect, in the Borrower’s right, title or interest in the Escrow Account or any Collateral.

(b) The Borrower and the Administrative Agent hereby irrevocably instruct the Escrow Agent to, and the Escrow Agent shall:

(i) maintain the Escrow Account for the sole and exclusive benefit of the Administrative Agent on its own behalf and on behalf of the Lenders to the extent specifically required herein; treat all property in the Escrow Account as financial assets (as defined in Section 8-102(a) of the UCC); take all steps reasonably specified in writing by the Borrower pursuant to this Section 6 to cause the Administrative Agent to enjoy continuous perfected first priority security interest under the UCC, any other applicable statutory or case law or regulation of the State of New York and any applicable law or regulation of the United States in the Collateral and except as otherwise required by law, maintain the Collateral free and clear of all liens, security interests, safekeeping or other charges, demands and claims of any nature now or hereafter existing in favor of anyone other than the Administrative Agent;

(ii) promptly notify the Administrative Agent if a Responsible Officer of the Escrow Agent receives written notice that any Person other than the Administrative Agent has or purports to have a lien or security interest upon any portion of the Collateral; and

(iii) in addition to disbursing amounts held in escrow pursuant to and in accordance with Section 3, upon receipt of written notice from the Administrative Agent of the acceleration of the maturity of the Loans and direction from the Administrative Agent to disburse the Escrow Funds to the Administrative Agent, as promptly as practicable, disburse all funds and other Collateral held in the Escrow Account to or as directed by the Administrative Agent and, to the extent permissible by applicable law, transfer title to all Cash Equivalents held by the Escrow Agent hereunder to or as directed by the Administrative Agent. In addition, upon an Event of Default and for so long as such Event of Default continues, the Administrative Agent may, and the Escrow Agent shall on behalf of the Administrative Agent when instructed by the Administrative Agent, exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC or other applicable law.

The lien and security interest provided for in this Section 6 shall automatically terminate and cease as to, and shall not extend or apply to, and the Administrative Agent and the Escrow Agent shall have no security interest in, any funds disbursed by the Escrow Agent to the Borrower pursuant to this Agreement to the extent not inconsistent with the terms hereof. The Escrow Agent shall not have any right to receive compensation from the Administrative Agent and shall have no authority to obligate the Administrative Agent or to compromise or pledge its security interest hereunder. Accordingly, the Escrow Agent is hereby directed to cooperate with the Administrative Agent in the exercise of its rights in the Collateral provided for herein.

(c) Any money collected by the Administrative Agent pursuant to Section 6(b)(iii) shall be applied by the Administrative Agent as follows:

FIRST, to the payment of all fees and reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with any Loan Document or any of the Secured Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of the Borrower and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Secured Obligations secured by the Collateral (the amounts so applied to be distributed among the Administrative Agent and the Lenders pro rata based on the respective amounts of such Secured Obligations owed to them on the date of any such distribution); and

THIRD, to the Borrower, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the obligations under the Credit Agreement shall be paid over to the Borrower promptly or as a court of competent jurisdiction may direct. Neither the Administrative Agent nor the Escrow Agent shall have any liability for any shortfall to the extent of Escrow Prepayment Amount. Nor shall the Escrow Agent have any obligation to apply any payment under this Section 6(c), other than to make payments to the Administrative Agent under Section 6(b)(iii).

(d) The Borrower will execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, deliver any instruments to the Administrative Agent and take any other actions that are necessary or desirable to perfect, continue the perfection of, or protect the first priority of the Administrative Agent’s security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons or to effect the purposes of this Agreement and agree to file or to cause to be filed one or more UCC financing statements and continuation statements in such jurisdictions and filing offices and containing such description of collateral as are reasonably necessary or advisable in order to perfect the security interest granted herein. The Borrower also hereby authorizes the Administrative Agent to file any financing or continuation statements with respect to the Collateral without their respective signature (to the extent permitted by applicable law). The Borrower shall pay all reasonable and documented out-of-pocket costs incurred in connection with any of the foregoing, it being understood that the Administrative Agent shall have no duty to determine whether to file or record any document or instrument relating to Collateral. Neither the Administrative Agent nor the Escrow Agent shall have any duty or obligation to file or record any document or otherwise to see to the grant or perfection of any security interest granted hereunder.

(e) The Borrower hereby appoints the Administrative Agent as attorney-in-fact with full power of substitution to do any act that the Borrower is obligated hereby to do, and the Administrative Agent may, but shall not be obligated to, upon the occurrence and during the continuation of an Event of Default, exercise such rights as the Borrower might exercise with respect to the Collateral and take any action in the Borrower’s name to protect the Administrative Agent’s security interest hereunder.

(f) If at any time the Escrow Agent shall receive any “entitlement order” (as such term is defined in Section 8-102(a)(8) of the UCC) or any other instructions issued by the Administrative Agent directing the disposition of funds in the Escrow Account or otherwise related to the Escrow Account, the Escrow Agent shall comply with any such entitlement order or instructions without further consent by the Borrower or any other person.

(g) The Escrow Agent represents that it is a “securities intermediary” and that the Escrow Account is a “securities account” (as each such term is defined in the UCC).

(h) The Borrower hereby confirms that the arrangements established under this Section 6 constitute “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) by the Administrative Agent of the Escrow Account and the Escrow Funds credited thereto. The Escrow Agent and the Borrower have not entered and will not enter into any other agreement with respect to control of the Escrow Account or purporting to limit or condition the obligation of the Escrow Agent to comply with any orders or instructions of the Administrative Agent with respect to the Escrow Account as set forth in this Section 6. In the event of any conflict with respect to control over the Escrow Account between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

(i) The Escrow Agent hereby agrees that any security interest in, lien on, encumbrance, claim or right of setoff against, the Escrow Account or any funds therein or credited thereto that it now has or subsequently obtains shall be subordinate to the security interest of the Administrative Agent in the Escrow Account and the funds therein or credited thereto. The Escrow Agent agrees not to exercise any present or future right of recoupment or set-off against the Escrow Account or to assert against the Escrow Account any present or future security interest, banker’s lien or any other lien or claim (including claim for penalties) that the Escrow Agent may at any time have against or in the Escrow Account or any funds therein or credited thereto.

(j) The Borrower represents and warrants that it has been duly organized and is validly existing as a limited liability company under the laws of the jurisdiction set forth in the preamble to this Agreement, and during the term of this Agreement, the Borrower will not change its legal name from that set forth in the signature pages attached hereto, identity or organizational structure or jurisdiction of organization without giving the Administrative Agent written notice thereof within 30 days of any such change.

7. Termination. This Agreement and the security interest in the Escrowed Property evidenced by this Agreement shall terminate automatically and be of no further force or effect upon the distribution of all Escrowed Property in accordance with Section 3 hereof; provided, however, that the obligations of the Borrower under Section 2(c) and Section 5 (and any existing claims thereunder) shall survive termination of this Agreement and the resignation or removal of the Escrow Agent. At such time, upon the written request of the Borrower, the Escrow Agent shall deliver to the Borrower all of the Escrowed Property hereunder that has not been disbursed or applied by the Escrow Agent in accordance with the terms of this Agreement and the Credit Agreement. Such delivery shall be without warranty by or recourse to the Escrow Agent in its capacity as such, except as to the absence of any liens on the Escrowed Property created by the Escrow Agent, and shall be at the sole expense of the Borrower.

8. Security Interest Absolute. All rights of the Administrative Agent for its own benefit and the benefit of the Lenders and security interests hereunder, and all obligations of the Borrower hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the Credit Agreement or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement;

(c) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Secured Obligations; or

(d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Secured Obligations or of this Agreement.

9. Miscellaneous.

(a) Waiver. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

(b) Invalidity. If for any reason whatsoever any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties’ intent.

(c) Assignment. This Agreement is personal to the parties hereto, and the rights and duties of the Borrower hereunder shall not be assignable except with the prior written consent of the other parties. Notwithstanding the foregoing, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

(d) Benefit. This Agreement shall be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder any benefit or any legal or equitable right, remedy or claim under this Agreement.

(e) Entire Agreement; Amendments. This Agreement and the Credit Agreement contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments, whether oral or written. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Borrower from any provision of this Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Credit Agreement, and neither the Escrow Agent nor the Administrative Agent shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Escrow Agent or the Administrative Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Escrow Agent or the Administrative Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

(f) Notices. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received when actually received (i) on the day of delivery; (ii) three Business Days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as set forth below; (iii) when transmitted by telecopy to the telecopy number set forth below with verbal confirmation of receipt by the telecopy operator; or (iv) one Business Day following the day timely delivered to a next-day air courier addressed as set forth below:

To the Escrow Agent:

US Bank -Corporate Trust Services EP-MN-WS3C 60 Livingston Avenue St. Paul MN 55107-1419
Attention:	Thomas S. Maple
Facsimile:	(651) 466-7429

To the Administrative Agent:

Credit Suisse AG, Cayman Islands Branch
7033 Louis Stephens Drive
PO Box: 110047
Research Triangle Park, NC 27709
Attention:	Sean Portrait
Facsimile:	(212) 322-2291

With a copy to:

Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005
Attention:	Adam Dworkin
Facsimile:	(212) 378-2432

To the Borrower:

Caesars Growth Properties Holdings, LLC c/o Caesars Acquisition Company One Caesars Palace Drive Las Vegas, Nevada 89109
Attention:	Craig Abrahams
Chief Financial Officer and Secretary
Facsimile:	(702) 880-6802

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064
Attention:	Gregory A. Ezring
Facsimile:	(212) 757-3990

With a copy to:

Latham & Watkins LLP 885 Third Avenue New York, NY 10022-4834
Attention:	Raymond Lin
Facsimile:	(212) 751-4864

or at such other address as the specified entity most recently may have designated in writing in accordance with this Section 13(f). Notwithstanding the foregoing, notices and other communications to the Administrative Agent or the Escrow Agent pursuant to clauses (ii) and (iv) of this Section 13(f) shall not be deemed duly given and received until actually received by the Administrative Agent or the Escrow Agent, as applicable, at its address set forth above.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

(h) Captions. Captions in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

(i) Choice of Law; Submission to Jurisdiction. THE EXISTENCE, VALIDITY, CONSTRUCTION, OPERATION AND EFFECT OF ANY AND ALL TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES TO THIS AGREEMENT HEREBY AGREE THAT JURISDICTION OVER SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT MAY BE EXERCISED BY A COMPETENT COURT OF THE CITY AND STATE OF NEW YORK, OR BY A COMPETENT UNITED STATES COURT, SITTING IN NEW YORK CITY. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE ESCROW AGENT HEREBY SUBMIT TO THE PERSONAL JURISDICTION OF SUCH COURTS. FOR PURPOSES OF THE UCC, THE ESCROW AGENT’S JURISDICTION (WITHIN THE MEANING OF SECTIONS 8-110 AND 9-305 OF THE UCC) SHALL BE THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES THE RIGHT TO A TRIAL BY JURY AND TO ASSERT COUNTERCLAIMS OTHER THAN MANDATORY COUNTERCLAIMS IN ANY ACTION OR PROCEEDING RELATING TO OR ARISING FROM, DIRECTLY OR INDIRECTLY, THIS AGREEMENT. THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT THE ADDRESS LAST SPECIFIED FOR NOTICES HEREUNDER, AND SUCH SERVICE SHALL BE DEEMED COMPLETED TEN (10) CALENDAR DAYS AFTER THE SAME IS SO MAILED. FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE, NEW YORK SHALL BE THE ESCROW AGENT’S JURISDICTION.

(j) Representations and Warranties of Borrower. The Borrower hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms (except as the enforcement thereof may be limited by bankruptcy, reorganization, insolvency (including without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors’ rights and remedies generally and except as the enforcement thereof is subject to equitable principles regardless of whether enforcement is considered in a proceeding at law or in equity). The execution, delivery and performance of this Agreement by the Borrower does not violate any applicable law or regulation to which the Borrower is subject and does not require the consent of any governmental or other regulatory body to which the Borrower is subject, except for such consents and approvals as have been obtained and are in full force and effect. The Borrower is, with respect to the Collateral it is delivering pursuant to this Agreement, the beneficial owner of such Collateral, free and clear of any Lien or claims of any Person (except for the security interest granted under this Agreement) and are the only entitlement holders (as defined in Section 8-102(a)(7) of the UCC) of the Escrow Account and the financial assets (as defined in Section 8-102(a) of the UCC).

(k) Representations and Warranties of Escrow Agent and Administrative Agent. The Escrow Agent hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation enforceable in accordance with its terms. The Administrative Agent hereby represents and warrants that the person executing this Agreement is duly authorized to so execute this Agreement, and that this Agreement has been duly executed and delivered on its behalf.

(l) No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another pledge, security or debt agreement of the Borrower or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Agreement.

(m) Interpretation of Agreement. All terms not defined herein or in the Credit Agreement shall have the meaning set forth in the UCC, except where the context otherwise requires. To the extent a term or provision of this Agreement relating to the Administrative Agent or the Borrower conflicts with the Credit Agreement, the Credit Agreement shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

(n) Survival of Provisions. All representations, warranties and covenants of the Borrower contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the termination of this Agreement.

(o) Patriot Act. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a Trust or other legal entity Agent will ask for documentation to verify its formation and existence as a legal entity. Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

(p) Security Advice. The Administrative Agent and Borrower each acknowledge that regulations of the Comptroller of the Currency grant them the right to receive brokerage confirmations of the security transactions as they occur. The Administrative Agent and Borrower each specifically waive such notification to the extent permitted by law and will receive periodic cash transaction statements that will detail all investment transactions.

(q) Administrative Agent. For the avoidance of doubt, Credit Suisse AG is the legal entity doing business through Credit Suisse AG, Cayman Islands Branch.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day first above written.

[Signature Pages Follow]

S-1

U.S. BANK NATIONAL ASSOCIATION,
as Escrow Agent

By:	/s/ Thomas S. Maple III
	Name:	Thomas S. Maple III
	Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent

By:	/s/ John D. Toronto
	Name:	John D. Toronto
	Title:	Authorized Signatory

By:	/s/ Whitney Gaston
	Name:	Whitney Gaston
	Title:	Authorized Signatory

CAESARS GROWTH PROPERTIES HOLDINGS, LLC

By:	/s/ Craig Abrahams
	Name:	Craig Abrahams
	Title:	Chief Financial Officer and Secretary

ANNEX I

FORM OF OFFICER’S CERTIFICATE - RELEASE REQUEST

CAESARS GROWTH

PROPERTIES HOLDINGS, LLC

c/o Caesars Acquisition Company

One Caesars Palace Drive

Las Vegas, Nevada 89109

[                    ], 2014

U.S. Bank National Association, as Escrow Agent

US Bank -Corporate Trust Services

EP-MN-WS3C

60 Livingston Avenue

St. Paul, MN 55107-1419

Attention: Thomas S. Maple

Credit Suisse AG, Cayman Islands Branch

7033 Louis Stephens Drive

PO Box 110047

Research Triangle Park, NC 27709

Attention: Sean Portrait

Re: Release Request Officer’s Certificate

Ladies and Gentlemen:

We refer to the Escrow Agreement, dated as of May 8, 2014 (the “Escrow Agreement”), among you (the “Escrow Agent”), the Administrative Agent under the credit agreement dated as of May 8, 2014 (the “Credit Agreement”), and Caesars Growth Properties Holdings, LLC, a Delaware limited liability company (the “Borrower”). Capitalized terms used herein shall have the meaning given in the Credit Agreement or Escrow Agreement, as applicable.

This Officer’s Certificate constitutes a Release Request under the Escrow Agreement.

The Borrower hereby notifies you and certifies to you as follows pursuant to Section 3(a) of the Escrow Agreement:

1. As of the date hereof, substantially concurrently with the release of Escrow Funds to the Borrower, the Escrow Release Conditions will be satisfied.

2. The release of the entire amount of funds from the Escrow Account is permitted in accordance with Section 3(a) of the Escrow Agreement and shall be released as set forth on Schedule A hereto.

[SIGNATURE PAGES FOLLOW]

The Escrow Agent is entitled to rely on the foregoing in disbursing Escrow Funds as specified in this Release Request.

CAESARS GROWTH PROPERTIES HOLDINGS, LLC

By:
Name:
Title:

Schedule A

WIRE INSTRUCTIONS

Borrower

Proceeds to be delivered:	[ ]
Name of Bank:	[ ]
ABA Number of Bank:	[ ]
Account Number at Bank:	[ ]
Name of Account:	[ ]
OBI Field F/F/C #:	[ ]
Attention:	[ ]

Administrative Agent

Proceeds to be delivered:	[ ]
Name of Bank:	[ ]
ABA Number of Bank:	[ ]
Account Number at Bank:	[ ]
Name of Account:	[ ]
OBI Field F/F/C #:	[ ]
Attention:	[ ]

ANNEX II

FORM OF PREPAYMENT NOTICE

CAESARS GROWTH

PROPERTIES HOLDINGS, LLC

c/o Caesars Acquisition Company

One Caesars Palace Drive

Las Vegas, Nevada 89109

[                    ], 2014

U.S. Bank National Association, as Escrow Agent

US Bank -Corporate Trust Services

EP-MN-WS3C

60 Livingston Avenue

St. Paul MN 55107-1419

Attention: Thomas S. Maple

Re: Prepayment Notice

Ladies and Gentlemen:

We refer to the Escrow Agreement, dated as of May 8, 2014 (the “Escrow Agreement”), among you (the “Escrow Agent”), the Administrative Agent under the credit agreement dated as of May 8, 2014 (the “Credit Agreement”), and Caesars Growth Properties Holdings, LLC, a Delaware limited liability company (the “Borrower”). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

This Officer’s Certificate constitutes notice that prior to the Escrow End Date, Borrower shall not satisfy the condition set forth in Section 3(a) of the Escrow Agreement.

Escrow End Date: [                    ], 2014

Escrow Prepayment Amount: $[            ]

II-1

CAESARS GROWTH PROPERTIES HOLDINGS, LLC

By:
Name:
Title:

II-2

EXHIBIT I

FUNDS TO BE WIRED

Description	Amount		Instructions

Escrow Fee	$	[ ]	RBK:	[ ]
			ABA:	[ ]
			BNF:	[ ]
			BNF ACCT:	[ ]
			OBI:	[ ]
			REF#:	[ ]
			ATTN:	[ ]
[ ]

II-3